SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Act of 1934

Date of Report (Date of earliest event reported): January 31, 2003

RBC CENTURA BANKS, INC.

(Exact name of registrant as specified in charter)

North Carolina	1-10646	56-1688522

(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1417 Centura Highway, Rocky Mount, North Carolina	27804

(Address of principal executive office)	(Zip code)

Registrant’s telephone number, including area code:                                                                  (252) 454-4400

N/A

(Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets

On January 31, 2003, at the close of business, RBC Centura Banks, Inc. (“RBC Centura”), a wholly owned subsidiary of Royal Bank of Canada, acquired all of the outstanding shares of common stock of RBC Mortgage Company, an Illinois corporation also under the common control of Royal Bank of Canada. RBC Mortgage Company is engaged in the retail mortgage banking business.

In the aggregate, approximately 186 million shares of RBC Centura common stock were issued to Prism Financial Corporation, the previous parent company to RBC Mortgage Company, a Delaware holding company and a wholly owned subsidiary of Royal Bank of Canada. The assets and liabilities of RBC Mortgage Company will be reflected in the financial statements of RBC Centura at historical cost.

Item 7. Financial Statements and Exhibits.

The required financial statements for RBC Mortgage Company and the pro forma financial information required by this Item 7 will be filed by amendment to this Form 8-K within 75 days after the consummation of this transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

RBC CENTURA BANKS, INC.
Registrant

Date: February 14, 2003	By: /s/ Paul S Musgrove
Paul S Musgrove
Chief Financial Officer